     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 2002


                                                     REGISTRATION NO. 333-40014*
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                           PRIDE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE               5847 SAN FELIPE, SUITE 3300               76-0069030
(State or other jurisdiction of        HOUSTON, TEXAS 77057               (I.R.S. Employer
 incorporation or organization)           (713) 789-1400                Identification No.)
                                  (Address, including zip code,
                                          and telephone
                                 number, including area code, of
                                 registrant's principal executive
                                             offices)

                               ROBERT W. RANDALL
                       VICE PRESIDENT AND GENERAL COUNSEL
                           PRIDE INTERNATIONAL, INC.
                          5847 SAN FELIPE, SUITE 3300
                              HOUSTON, TEXAS 77057
                                 (713) 789-1400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                    COPY TO:

                               L. PROCTOR THOMAS
                               BAKER BOTTS L.L.P.
                              3000 ONE SHELL PLAZA
                           HOUSTON, TEXAS 77002-4995
                                 (713) 229-1234
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act by Pride International, Inc., a Delaware corporation ("Pride" or the "Company"), as successor to Pride International, Inc., a Louisiana corporation ("Old Pride"). Pride hereby expressly adopts the Registration Statement of Old Pride on Form S-3 (Registration No. 333-40014) as its own Registration Statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

    * Pursuant to Rule 429(b) under the Securities Act, the prospectus included in this Registration Statement (which prospectus relates to $307,499,087 aggregate initial offering price of debt securities, preferred stock, common stock and warrants of Pride) is a combined prospectus and relates to Registration Statement No. 333-44925 previously filed by Pride and declared effective on March 23, 1998, as adopted by Pride pursuant to Rule 414 under the Securities Act by Post-Effective Amendment No. 1 thereto.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This registration statement contains a base prospectus covering the offering, issuance and sale of the following securities of Pride International, Inc., a Delaware corporation ("Pride"): (1) shares of common stock, par value $.01 per share ("Common Stock"), (2) shares of preferred stock, par value $.01 per share, (3) debt securities and (4) warrants. This registration statement also contains a form of prospectus supplement to the base prospectus covering the offering, issuance and sale of up to 10,000,000 shares of Common Stock that may be issued and sold under a sales agreement that Pride expects to enter into with a sales manager, which is expected to be Brinson Patrick Securities Corporation. Such prospectus supplement follows the base prospectus included herein.

PROSPECTUS

(PRIDE LOGO)

PRIDE INTERNATIONAL, INC.
5847 SAN FELIPE, SUITE 3300
HOUSTON, TEXAS 77057
(713) 789-1400

                                  $307,499,087

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS

--------------------------------------------------------------------------------

  We will provide the specific terms of the securities in supplements to this prospectus.
You should read this prospectus and any supplement carefully before you invest.

--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this prospectus is April   , 2002.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
About This Prospectus.......................................    1
Forward-Looking Information.................................    1
About Pride International, Inc. ............................    2
Use of Proceeds.............................................    2
Ratio of Earnings to Fixed Charges..........................    3
Description of Debt Securities..............................    3
Description of Capital Stock................................   10
Description of Warrants.....................................   15
Plan of Distribution........................................   15
Legal Opinions..............................................   17
Experts.....................................................   17
Where You Can Find More Information.........................   17


                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings with a total initial offering price of up to $307,499,087. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add, update or change the information in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement together with the information contained in the documents we refer to under the heading "Where You Can Find More Information."

     YOU SHOULD RELY ONLY ON THE INFORMATION WE HAVE PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANY PERSON (INCLUDING ANY SALESMAN OR BROKER) TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE ON THE FRONT OF THE DOCUMENT AND THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                          FORWARD-LOOKING INFORMATION

     This prospectus, including the information we incorporate by reference, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this prospectus or the documents we incorporate by reference that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These include such matters as:


     - future capital expenditures and investments in the construction, acquisition and refurbishment of rigs (including the amount and nature thereof and the timing of completion thereof)



     - repayment of debt

     - market conditions, expansion and other development trends in the contract drilling industry



     - business strategies



     - expansion and growth of operations



     - utilization rates and contract rates for rigs



     - completion and employment of rigs under construction



     - future operating results and financial condition



     We have based these statements on assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe were appropriate in the circumstances when the statements were made. These statements are subject to a number of assumptions, risks and uncertainties, including those described in our SEC filings and the following;



     - general economic and business conditions



     - prices of oil and gas and industry expectations about future prices



     - foreign exchange controls and currency fluctuations



     - political stability in the countries in which we operate



     - the business opportunities (or lack thereof) that may be presented to and pursued by us



     - changes in laws or regulations


     Most of these factors are beyond our control. We caution you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in these statements. We will not update these statements unless the securities laws require us to do so.

                        ABOUT PRIDE INTERNATIONAL, INC.


     We are a leading international provider of contract drilling and related services, operating both offshore and on land. As of March 15, 2002, we operated a global fleet of 328 rigs, including two ultra-deepwater drillships, 12 semisubmersible rigs, 35 jackup rigs, 29 tender-assisted, barge and platform rigs and 250 land-based drilling and workover rigs. We operate in more than 30 countries and marine provinces. We are a Delaware corporation with our principal executive offices located at 5847 San Felipe, Suite 3300, Houston, Texas 77057. Our telephone number at such address is (713) 789-1400.



     In September 2001, we acquired Marine Drilling Companies, Inc. in a stock-for-stock transaction that positioned us as one of the world's largest offshore drilling contractors. Marine owned and operated a fleet of 17 offshore drilling rigs consisting of two semisubmersible units and 15 jackup units. Additionally, Marine owned one jackup rig configured as an accommodation unit. The acquisition was accounted for as a pooling-of-interests for accounting and financial reporting purposes.


                                USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include:

     - acquisitions

     - working capital

     - capital expenditures

     - repayment or refinancing of debt and

     - repurchases and redemptions of securities

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

     We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown after giving effect to our acquisition of Marine accounted for as a pooling of interests.


                                                               YEARS ENDED DECEMBER 31,
                                                       ----------------------------------------
                                                       2001     2000     1999     1998     1997
                                                       ----     ----     ----     ----     ----
Ratio of earnings to fixed charges................     1.9x     1.6x      --      3.7x     6.5x


     We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consist of earnings before income taxes plus fixed charges less capitalized interest. "Fixed charges" consist of interest expense, capitalized interest and that portion of operating lease rental expense we have deemed to represent the interest factor. For the year ended December 31, 1999, earnings were inadequate to cover fixed charges by $118.9 million.


     We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.



                         DESCRIPTION OF DEBT SECURITIES


     The debt securities covered by this prospectus will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture dated as of May 1, 1997 between us and JPMorgan Chase Bank, as trustee. We will issue subordinated debt securities under an indenture dated as of April 1, 1998 between us and HSBC Bank USA, as trustee. The indenture for the senior debt securities and the indenture for the subordinated debt securities are substantially identical, except for provisions relating to subordination. We sometimes call the senior indenture and the subordinated indenture the indentures.

     We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the senior indenture and the subordinated indenture with the SEC as exhibits to the registration statement of which this prospectus is a part, and you should read the indentures for provisions that may be important to you. Please read "Where You Can Find More Information."

     In this summary description of the debt securities, all references to us mean Pride International, Inc. only, unless we state otherwise or the context clearly indicates otherwise.

RANKING


     The senior debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt and senior to our subordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, the senior debt securities and all of our other senior debt. Neither indenture limits the amount of debt that we may issue under that indenture or the amount of other debt or securities that we or any of our subsidiaries may issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance. Our 9 3/8% Senior Notes due 2007, 10% Senior Notes due 2009, Zero Coupon Convertible Senior Debentures due 2021 and 2 1/2% Convertible Senior Notes due 2007 are outstanding under the senior indenture, and our Zero Coupon Convertible Subordinated Debentures due 2018 are outstanding under the subordinated indenture.

     We currently conduct our operations through both U.S. and foreign subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, distributions or advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

     The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction. The indentures also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.

TERMS

     The prospectus supplement relating to any series of debt securities we are offering will include specific terms relating to that offering. These terms will include some or all of the following:

     - whether the debt securities are senior or subordinated debt securities

     - the title of the debt securities

     - the total principal amount of the debt securities

     - whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depository on behalf of holders

     - the prices at which we will issue the debt securities

     - the date or dates on which the principal of and any premium on the debt securities will be payable

     - any interest rate, the date from which interest will accrue, interest payment dates, record dates for interest payments and the manner of paying interest

     - whether and under what circumstances we will pay any additional amounts on the debt securities

     - the place or places where payments on the debt securities will be payable

     - any optional redemption provisions

     - any sinking fund or other provisions that would obligate us to redeem, purchase or repay debt securities

     - the denominations in which we will issue the debt securities

     - whether payments on the debt securities will be payable in foreign currency or currencies, including composite currencies or another form, whether payments will be payable by reference to any index or formula, and any provisions relating to payment in a form other than that stated in the debt securities

     - the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount

     - any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations

     - any changes or additions to events of default or covenants

     - any restrictions or other provisions relating to the transfer or exchange of debt securities

     - any terms for the conversion or exchange of the debt securities for other securities of us or any other entity

     We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material U.S. federal income tax consequences applicable to those securities.

     If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

SUBORDINATION

     Under the subordinated indenture, payment of the principal, interest, any premium and any additional amounts on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of, interest on, any premium on or any additional amounts with respect to the subordinated debt securities if:

     - we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due or

     - we default in performing any other covenant (a "covenant default") on any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold

     Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.

     The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of, any premium and interest on and any additional amounts with respect to the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

     The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

     Unless we inform you otherwise in the prospectus supplement, "Senior Debt" will mean all indebtedness, including guarantees, of Pride International, Inc., unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The indentures generally permit a consolidation or merger between us and another entity. They also permit the sale by us of all or substantially all of our assets. We have agreed, however, that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if all of the following are satisfied:

     - the resulting entity assumes the due and punctual payments on the debt securities and the performance of our covenants under the indentures

     - immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, would become an event of default, would occur and be continuing

EVENTS OF DEFAULT

     Unless we inform you otherwise in the prospectus supplement, the following events are events of default with respect to a series of debt securities:

     - our failure to pay interest or additional amounts on any debt security of that series for 30 days

     - our failure to pay principal of or any premium on any debt security of that series when due

     - our failure to make any sinking fund payment for any debt security of that series for 30 days

     - our failure to perform any of our other covenants in that indenture, other than a covenant included in the indenture solely for the benefit of another series of debt securities, continued for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the indenture

     - events involving bankruptcy, insolvency or reorganization of Pride International, Inc.

     A default under one series of debt securities will not necessarily be a default under another series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of those debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

     If an event of default, other than an event of default described in the fourth bullet point above, for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal of those debt securities to be due and payable. If an event of default described in the fourth bullet point above occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all outstanding debt securities issued under the indenture may declare the principal of those debt securities to be due and payable. The principal of all the debt securities issued under the indenture will become immediately due and payable without any action on the part of the trustee or any holder in the case of defaults relating to bankruptcy, insolvency or reorganization. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or of all the debt securities issued under the indenture, as applicable) may in some cases rescind the accelerated payment requirement.

     A holder of a debt security of any series may pursue any remedy under the indenture only if:

     - the holder has previously given written notice to the trustee of a continuing event of default with respect to that series of debt securities

     - the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in the trustee's own name

     - the holder has offered the trustee reasonable indemnity

     - the trustee has failed to act within 60 days after receipt of the notice and indemnity and

     - during that 60-day period, the holders of a majority in principal amount of the outstanding debt securities of that series have given no direction inconsistent with the request

     This provision does not, however, affect the right of a holder of any debt security to sue for the enforcement of any overdue payment.

     In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee reasonable indemnity. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, all debt securities issued under the indenture) may direct the time, method and place of:

     - conducting any proceeding for any remedy available to the trustee

     - exercising any trust or power conferred on the trustee with respect to those debt securities

     Each indenture requires us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in performance.

DEFEASANCE

     When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. Unless we inform you otherwise in the prospectus supplement, if we deposit with the trustee funds or U.S. government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

     - we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance and discharge") or

     - we will no longer have any obligations under the indenture and the debt securities of that series ("covenant defeasance"), except for our obligations relating to, among other things:

      - making payments on the debt securities of that series

      - registration of transfer or exchange of debt securities of that series

      - replacement of stolen, lost or mutilated debt securities of that series

      - maintenance of paying agencies and

      - holding of monies for payment in trust

     Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance and discharge, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

     Under current United States federal income tax law, legal defeasance and discharge would likely be treated as a taxable exchange of debt securities to be defeased for interests in the defeasance trust. As a consequence, a United States holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current United States federal income tax law, covenant defeasance would not be treated as a taxable exchange of such debt securities.

PAYMENT AND PAYING AGENTS

     Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in the designated currency or currency unit at the office of the paying agents we designate from time to time. We may make, at our option, interest payments by check mailed to the person entitled to the payment as its name appears on the security register. We will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

     Unless we inform you otherwise in the prospectus supplement, the corporate trust office of the trustee in New York, New York will be designated as a paying agent for payments on the debt securities. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. We will, however, be required to maintain a paying agent in each place of payment for a series of debt securities.

     All monies we pay to a paying agent for payments on any debt security that remain unclaimed for three years after the payments become due and payable will be repaid to us, subject to applicable escheat laws. After repayment to us, the holder of that debt security must look only to us for payment.

MODIFICATION AND WAIVER

     We may modify or amend an indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the indenture affected by the modification or amendment consent to it. Without the consent of each outstanding debt security affected, however, no modification may:

     - change the stated maturity of the principal of or any installment of principal of or interest on any debt security

     - reduce the principal amount of, the interest rate on, any additional amounts with respect to or the premium payable upon redemption of any debt security

     - change our obligation, if any, to pay additional amounts

     - reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of that debt security

     - change any place of payment where or the coin or currency in which any debt security or any payments on any debt security are payable

     - impair the right to institute suit for the enforcement of any payment on any debt security

     - reduce the percentage in principal amount of outstanding debt securities necessary to modify the indenture, to waive compliance with certain provisions of the indenture or to waive certain defaults

     - make any change in the provisions for modification of the indenture or for certain waivers, except to increase the principal amount of debt securities necessary to consent to any such change

     - with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security

     We may modify or amend the indenture without the consent of any holders of the debt securities in certain circumstances, including:

     - to add covenants and events of default or to surrender any rights we have under the indenture

     - to provide any security for any series of debt securities

     - to provide for the assumption of our obligations under the indenture and the debt securities by a successor upon any merger, consolidation or asset transfer

     - to make any change that does not adversely affect any outstanding debt security of any series in any material respect

     - to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under the indenture in any material respect

     - to provide for the acceptance of a successor or another trustee

     - to establish the form or terms of debt securities

     - to cure any ambiguity, omission, defect or inconsistency that does not adversely affect any outstanding debt securities of a series in any material respect

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     We will issue the debt securities in registered form. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

     We will appoint the trustee under each indenture as security registrar for the debt securities issued under that indenture. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

     In the case of any redemption, we will not be required:

     - to issue, register the transfer of or exchange debt securities of a series either during a period beginning 15 days prior to the mailing of the redemption notice and ending on the day of mailing or

     - to register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security we are redeeming in part

BOOK-ENTRY DEBT SECURITIES

     We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

REPLACEMENT OF DEBT SECURITIES

     We will replace any mutilated debt security at the holder's expense upon surrender of the debt security to the trustee. We will replace debt securities that become destroyed, stolen or lost at the holder's expense upon delivery to the trustee of the debt security or evidence of destruction, loss or theft satisfactory to us and the trustee. In the case of a destroyed, lost or stolen debt security, we may require an indemnity that is satisfactory to the trustee and to us at the holder's expense before we issue a replacement debt security. If any mutilated, destroyed, lost or stolen debt security has become or is about to become due and payable, we may pay that debt security instead of issuing a new security.

GOVERNING LAW

     New York law will govern each indenture and the debt securities.

THE TRUSTEES

     JPMorgan Chase Bank is the trustee under the senior indenture. HSBC Bank USA is the trustee under the subordinated indenture. We maintain banking relationships in the ordinary course of business with the trustees and their affiliates.

     If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

     If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of our common stock, preferred stock, certificate of incorporation and bylaws is a summary only and is subject to the complete text of our certificate of incorporation and bylaws and the rights agreement we have entered into with American Stock Transfer & Trust Company, as rights agent, which we have filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

     Our authorized capital stock consists of 400,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share.

COMMON STOCK

     The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors. There are no cumulative voting rights, meaning that the holders of a majority of the shares voting for the election of directors can elect all of the directors standing for election.

     Our common stock carries no preemptive or other subscription rights to purchase shares of our stock and is not convertible, redeemable or assessable or entitled to the benefits of any sinking fund. Holders of our common stock will be entitled to dividends in the amounts and at the times declared by our board of directors out of funds legally available for the payment of dividends.

     If we are liquidated, dissolved or wound up, the holders of our common stock will share pro rata in our assets after satisfaction of all of our liabilities and the prior rights of any outstanding class of our preferred stock.

PREFERRED STOCK

     Our board of directors has the authority, without stockholder approval, to issue shares of preferred stock in one or more series and to fix the number of shares and terms of each series. The board may determine the designation and other terms of each series, including, among others:

     - dividend rights

     - voting powers

     - preemptive rights

     - conversion rights

     - redemption rights and

     - liquidation preferences

     The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

     - the title of the preferred stock

     - the maximum number of shares of the series

     - the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative

     - any liquidation preference

     - any optional redemption provisions

     - any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock

     - any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity

     - any voting rights

     - any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares

     The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of our common stock. It also could affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

     For purposes of the rights plan described below, our board of directors has designated 4,000,000 shares of preferred stock to constitute the Series A Junior Participating Preferred Stock. For a description of the rights plan, please read "-- Stockholder Rights Plan."

ANTI-TAKEOVER PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

     Our certificate of incorporation and bylaws contain provisions that could delay or make more difficult the acquisition of control of us through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock.

  AUTHORIZED BUT UNISSUED STOCK

     We have 400,000,000 authorized shares of common stock and 50,000,000 authorized shares of preferred stock. One of the consequences of our authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of us. If, in the exercise of its fiduciary obligations, our board of directors determined that a takeover proposal was not in our best interest, the board could authorize the issuance of those shares without stockholder approval. The shares could be issued in one or more transactions that might prevent or make the completion of the change of control transaction more difficult or costly by:

     - diluting the voting or other rights of the proposed acquiror or insurgent stockholder group

     - creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board or

     - effecting an acquisition that might complicate or preclude the takeover

     In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of the authorized and unissued preferred stock. Our board could establish one or more series of preferred stock that entitle holders to:

     - vote separately as a class on any proposed merger or consolidation

     - cast a proportionately larger vote together with the our common stock on any transaction or for all purposes

     - elect directors having terms of office or voting rights greater than those of other directors

     - convert preferred stock into a greater number of shares of our common stock or other securities

     - demand redemption at a specified price under prescribed circumstances related to a change of control of us or

     - exercise other rights designed to impede a takeover

  STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS

     Our certificate of incorporation provides that no action that is required or permitted to be taken by our stockholders at any annual or special meeting may be taken by written consent of stockholders in lieu of a meeting, and that special meetings of stockholders may be called only by the board of directors, the chairman of the board or the president. These provisions of the certificate of incorporation may only be amended or repealed by a vote of 80% of the voting power of our outstanding common stock.

  AMENDMENT OF THE BYLAWS

     Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant our board of directors the power to adopt, amend and repeal our bylaws at any regular or special meeting of the board on the affirmative vote of a majority of the directors then in office. Our stockholders may also adopt, amend or repeal our bylaws by a vote of a majority of the voting power of our outstanding voting stock.

  REMOVAL OF DIRECTORS

     Directors may be removed with or without cause by a vote of a majority of the voting power of our outstanding voting stock. A vacancy on our board of directors may be filled by a vote of a majority of the directors in office or by the stockholders, and a director elected to fill a vacancy serves until the next annual meeting of stockholders.

  ADVANCE NOTICE PROCEDURE FOR DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS

     Our bylaws provide the manner in which stockholders may give notice of business to be brought before an annual meeting. In order for an item to be properly brought before the meeting by a stockholder, the stockholder must be a holder of record at the time of the giving of notice and must be entitled to vote at the annual meeting. The item to be brought before the meeting must be a proper subject for stockholder action, and the stockholder must have given timely advance written notice of the item. For notice to be timely, it must be delivered to, or mailed and received at, our principal office not less than 120 days prior to the scheduled annual meeting date (regardless of any postponements of the annual meeting to a later date). If the month and day of the scheduled annual meeting date differs by more than 30 days from the month and day of the previous year's annual meeting, and if we give less than 100 days' prior notice or public disclosure of the scheduled annual meeting date, then notice of an item to be brought before the annual meeting may be timely if it is delivered or received not later than the close of business on the 10th day following the earlier of notice to the stockholders or public disclosure of the scheduled annual meeting date.

     The notice must set forth, as to each item to be brought before the annual meeting, a description of the proposal and the reasons for conducting such business at the annual meeting, the name and address, as they appear on our books, of the stockholder proposing the item and any other stockholders known by the stockholder to be in favor of the proposal, the number of shares of each class or series of capital stock beneficially owned by the stockholder as of the date of the notice, and any material interest of the stockholder in the proposal.

     These procedures may limit the ability of stockholders to bring business before a stockholders meeting, including the nomination of directors and the consideration of any transaction that could result in a change in control and that may result in a premium to our stockholders.

STOCKHOLDER RIGHTS PLAN


     We have adopted a preferred share purchase rights plan. Under the plan, each share of our common stock will include one right to purchase preferred stock. The rights will separate from the common stock and become exercisable (1) ten days after public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% of our outstanding common stock or (2) ten business days following the start of a tender offer or exchange offer that would result in a person's acquiring beneficial ownership of 15% of our outstanding common stock. A 15% beneficial owner is referred to as an "acquiring person" under the plan.


     Our board of directors can elect to delay the separation of the rights from the common stock beyond the ten-day periods referred to above. The plan also confers on our board the discretion to increase or decrease the level of ownership that causes a person to become an acquiring person. Until the rights are separately distributed, the rights will be evidenced by the common stock certificates and will be transferred with and only with the common stock certificates.

     After the rights are separately distributed, each right will entitle the holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock for a purchase price of $50. The rights will expire at the close of business on September 30, 2011, unless we redeem or exchange them earlier as described below.

     If a person becomes an acquiring person, the rights will become rights to purchase shares of our common stock for one-half the current market price, as defined in the rights agreement, of the common stock. This occurrence is referred to as a "flip-in event" under the plan. After any flip-in event, all rights that are beneficially owned by an acquiring person, or by certain related parties, will be null and void. Our board of directors has the power to decide that a particular tender or exchange offer for all outstanding shares of our common stock is fair to and otherwise in the best interests of our stockholders. If the board makes this determination, the purchase of shares under the offer will not be a flip-in event.

     If, after there is an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our assets, earning power or cash flow are sold or transferred, each holder of a right will have the right to purchase shares of the common stock of the acquiring company at a price of one-half the current market price of that stock. This occurrence is referred to as a "flip-over event" under the plan. An acquiring person will not be entitled to exercise its rights, which will have become void.

     Until ten days after the announcement that a person has become an acquiring person, our board of directors may decide to redeem the rights at a price of $.01 per right, payable in cash, shares of our common stock or other consideration. The rights will not be exercisable after a flip-in event until the rights are no longer redeemable.

     At any time after a flip-in event and prior to either a person's becoming the beneficial owner of 50% or more of the shares of our common stock or a flip-over event, our board of directors may decide to exchange the rights for shares of our common stock on a one-for-one basis. Rights owned by an acquiring person, which will have become void, will not be exchanged.

     Other than provisions relating to the redemption price of the rights, the rights agreement may be amended by our board of directors at any time that the rights are redeemable. Thereafter, the provisions of the rights agreement other than the redemption price may be amended by the board of directors to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of rights (excluding the interests of any acquiring person), or to shorten or lengthen any time period under the rights agreement. No amendment to lengthen the time period for redemption may be made if the rights are not redeemable at that time.

     The rights have certain anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire our company without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire our company even if the acquisition may be favorable to the interests of our stockholders. Because the board of directors can redeem the rights or approve a tender or exchange offer, the rights should not interfere with a merger or other business combination approved by the board.

LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS

     Our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability:

     - for any breach of the duty of loyalty to us or our stockholders

     - for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law

     - for unlawful payment of a dividend or unlawful stock purchases or redemptions and

     - for any transaction from which the director derived an improper personal benefit

     As a result, neither we nor our stockholders have the right, through stockholders' derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

DELAWARE ANTI-TAKEOVER LAW

     We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions.
Section 203 prevents an "interested stockholder," which is defined generally as a person owning 15% or more of a corporation's voting stock, or any affiliate or associate of that person, from engaging in a broad range of "business combinations" with the corporation for three years after becoming an interested stockholder unless:

     - the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder's becoming an interested stockholder;

     - upon completion of the transaction that resulted in the stockholder's becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered or

     - following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder

     Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

     Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

                            DESCRIPTION OF WARRANTS

     We may issue warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

     The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

     - the title of the warrants

     - the aggregate number of warrants offered

     - the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted

     - the exercise price of the warrants

     - the dates or periods during which the warrants are exercisable

     - the designation and terms of any securities with which the warrants are issued

     - if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable

     - if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated

     - any minimum or maximum amount of warrants that may be exercised at any one time

     - any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants

                              PLAN OF DISTRIBUTION

     We may sell the offered securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers or (c) through agents. The prospectus supplement will include the following information:

     - the terms of the offering

     - the names of any underwriters or agents

     - the purchase price of the securities from us

     - the net proceeds to us from the sale of securities

     - any delayed delivery arrangements

     - any underwriting discounts, commissions and other items constituting underwriters' compensation

     - any initial public offering price

     - any discounts or concessions allowed or reallowed or paid to dealers

     - any commissions paid to agents

SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL OPINIONS

     Certain legal matters in connection with this offering will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS


     The consolidated balance sheets of Pride and its subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.



                      WHERE YOU CAN FIND MORE INFORMATION


     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Web site.

     We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities:


     - our annual report on Form 10-K for the fiscal year ended December 31,
       2001



     - our current report on Form 8-K filed with the SEC on February 26, 2002 (other than the information furnished pursuant to Item 9 of form 8-K), as amended by a form 8-K/A filed with the SEC on February 27, 2002, and our current report on Form 8-K filed with the SEC on March 4, 2002


     - the description of our common stock (including the related preferred share purchase rights) contained in our current report on Form 8-K filed on September 28, 2001, as we may update that description from time to time

     You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

     Pride International, Inc.
     5847 San Felipe, Suite 3300
     Houston, Texas 77057
     Attention: Robert W. Randall
     Vice President -- General Counsel and Secretary
     Telephone:(713) 789-1400

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                )

                               10,000,000 SHARES

(PRIDE LOGO)       PRIDE INTERNATIONAL, INC.

                                  COMMON STOCK

     This prospectus supplement and the accompanying prospectus relate to the issuance and sale of up to 10,000,000 shares of our common stock from time to time through our sales manager, Brinson Patrick Securities Corporation. These sales, if any, will be made under a sales agreement between us and the sales manager.


     Our common stock is traded on the New York Stock Exchange under the symbol "PDE." Sales of shares of our common stock under this prospectus supplement, if any, will be made by means of ordinary brokers' transactions through the facilities of the NYSE at prices prevailing at the time of sale. These sales will be made by the sales manager on a best efforts basis. On April 19, 2002,
the last reported sales price of our common stock on the NYSE was $     per
share.


     The compensation to the sales manager for sales of our common stock will be at a fixed commission rate based on the amount of common stock sold in a year as follows: 3% of the gross sales price per share, which we refer to as "sales proceeds," for the first $25 million of aggregate sales proceeds in that year; 2.5% of sales proceeds for the second $25 million of aggregate sales proceeds in that year and 2% of sales proceeds for any aggregate sales proceeds above $50 million in that year. The net proceeds from any sales under this prospectus supplement will be used as described under "Use of Proceeds" in the accompanying prospectus.

     In connection with the sale of common stock on our behalf, the sales manager may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and the compensation of the sales manager may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales manager against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the sales manager may be required to make.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this prospectus supplement is                .

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses payable by Pride International, Inc., a Delaware corporation ("Pride"), in connection with the offering described in this Registration Statement.

Registration fee............................................   $132,000
Printing expenses...........................................     30,000
Accounting fees and expenses................................     35,000
Legal fees and expenses.....................................     70,000
Trustee fees and expenses...................................      2,000
Rating agency fees..........................................    120,000
Miscellaneous...............................................     11,000
                                                               --------
     Total..................................................   $400,000
                                                               ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Pride expects to maintain policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

     Article Seventh of the Certificate of Incorporation of Pride eliminates the personal liability of each director of Pride to Pride and its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision does not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Title 8,
Section 174 of the Delaware General Corporation Law, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (iv) for any transactions from which such director derived an improper personal benefit.

     The Bylaws of Pride provide that Pride will indemnify and hold harmless, to the fullest extent permitted by applicable law in effect as of the date of the adoption of the Bylaws and to such greater extent as applicable law may thereafter permit, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee, agent or fiduciary of (i) Pride, (ii) any predecessor of Pride, (iii) Pride Oil Well Service Company, a Texas corporation ("Pride Oil Well"), (iv) Pride International, Inc., a Louisiana corporation ("Old Pride"), (v) Marine Drilling Companies, Inc., a Texas corporation ("Marine"), (vi) any subsidiary of Pride, Pride Oil Well, Old Pride or Marine or (vii) any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise which the person is or was serving at the request of Pride ("corporate status") against any and all losses, liabilities, costs, claims, damages and expenses actually and reasonably incurred by him or on his behalf by reason of his corporate status.

     The Bylaws further provide that Pride will pay the expenses reasonably incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses will be made only upon receipt of (i) a written undertaking executed by or on behalf of the person to be indemnified to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified by Pride and (ii) satisfactory evidence as to the amount of such expenses.

ITEM 16.  EXHIBITS+

EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
  *2.1    Agreement and Plan of Merger, dated as of May 23, 2001,
          among Pride, Old Pride, Marine and AM Merger, Inc. ("AM
          Merger") (incorporated by reference to Annex A to the Joint
          Proxy Statement/ Prospectus included in the Registration
          Statement of Old Pride and Pride on Form S-4 (Registration
          Nos. 333-66644 and 333-66644-01) (the "Registration
          Statement")).
  *2.2    Letter Agreement, dated as of August 3, 2001, among Pride,
          Old Pride, Marine and AM Merger (incorporated by reference to Exhibit 2.2 to the Current Report of Pride on Form 8-K
          filed with the Commission on September 28, 2001, File No.
          1-13289 (the "Form 8-K")).
  *4.1    Form of Pride Common Stock Certificate (incorporated by
          reference to Exhibit 4.13 to the Registration Statement).
  *4.2    Certificate of Incorporation of Pride (incorporated by
          reference to Annex D to the Joint Proxy Statement/Prospectus included in the Registration Statement).
  *4.3    By-laws of Pride (incorporated by reference to Annex E to
          the Joint Proxy Statement/Prospectus included in the
          Registration Statement).
  *4.4    Rights Agreement dated as of September 13, 2001 between
          Pride and American Stock Transfer & Trust Company, as Rights
          Agent (incorporated by reference to Exhibit 4.2 to the Form
          8-K).
  *4.5    Certificate of Designations of Series A Junior Participating
          Preferred Stock of Pride. (incorporated by reference to
          Exhibit 4.3 to the Form 8-K).
  *4.6    Indenture, dated as of May 1, 1997, between Pride and
          JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as trustee (the "Senior Trustee") (incorporated by reference to
          Exhibit 4.1 to Pride's Quarterly Report on Form 10-Q for the
          quarter ended March 31, 1997, File Nos. 0-16961 and 1-13289
          (the "Form 10-Q")).

EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
  *4.7    Fourth Supplemental Indenture, dated as of September 10,
          2001, between Pride and the Senior Trustee (incorporated by reference to Exhibit 4.4 to the Form 8-K).
  *4.8    Indenture, dated as of April 1, 1998, between Pride and HSBC
          Bank USA (formerly named Marine Midland Bank), as trustee
          (the "Subordinated Trustee") (incorporated by reference to
          Exhibit 4.1 to the Form 10-Q).
  *4.9    Second Supplemental Indenture, dated as of September 10,
          2001, between Pride and the Subordinated Trustee
          (incorporated by reference to Exhibit 4.5 to the Form 8-K).
 **5.1    Opinion of Baker Botts L.L.P. as to the legality of the
          securities.
  12.1    Statement of computation of ratio of earnings to fixed
          charges.
  23.1    Consent of PricewaterhouseCoopers LLP.
  23.2    Consent of KPMG LLP.
**23.3    Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
**24.1    Powers of Attorney.
**25.1    Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of the Senior Trustee on Form T-1.
**25.2    Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of the Subordinated Trustee on Form
          T-1.


---------------

 + Pride will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement or sales agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, or (iii) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.

 * Incorporated by reference as indicated.

** Previously filed.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 24, 2002.


                                          PRIDE INTERNATIONAL, INC.

                                          By:     /s/ ROBERT W. RANDALL
                                            ------------------------------------
                                                    Robert W. Randall
                                          Vice President -- General Counsel and
                                                        Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on April 24, 2002.




                        *                             President, Chief Executive Officer and Director
 ------------------------------------------------
                  Paul A. Bragg
          (Principal Executive Officer)


                        *                                Vice President and Chief Financial Officer
 ------------------------------------------------
                  Earl W. McNiel
   (Principal Financial and Accounting Officer)


                        *                                          Chairman of the Board
 ------------------------------------------------
               Robert L. Barbanell


                        *                                                 Director
 ------------------------------------------------
                 David A.B. Brown


                        *                                                 Director
 ------------------------------------------------
                   J.C. Burton


                                                                          Director
 ------------------------------------------------
                 David B. Robson


                        *                                                 Director
 ------------------------------------------------
                Jorge E. Estrada M


                        *                                                 Director
 ------------------------------------------------
               William E. Macaulay


                        *                                                 Director
 ------------------------------------------------
                 Ralph D. McBride


 *By:             /s/ ROBERT W. RANDALL
        -----------------------------------------
                    Robert W. Randall
                     Attorney-in-fact

                               INDEX TO EXHIBITS


EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
  *2.1    Agreement and Plan of Merger, dated as of May 23, 2001,
          among Pride, Old Pride, Marine and AM Merger, Inc. ("AM
          Merger") (incorporated by reference to Annex A to the Joint
          Proxy Statement/ Prospectus included in the Registration
          Statement of Old Pride and Pride on Form S-4 (Registration
          Nos. 333-66644 and 333-66644-01) (the "Registration
          Statement")).
  *2.2    Letter Agreement, dated as of August 3, 2001, among Pride,
          Old Pride, Marine and AM Merger (incorporated by reference to Exhibit 2.2 to the Current Report of Pride on Form 8-K
          filed with the Commission on September 28, 2001, File No.
          1-13289 (the "Form 8-K")).
  *4.1    Form of Pride Common Stock Certificate (incorporated by
          reference to Exhibit 4.13 to the Registration Statement).
  *4.2    Certificate of Incorporation of Pride (incorporated by
          reference to Annex D to the Joint Proxy Statement/Prospectus included in the Registration Statement).
  *4.3    By-laws of Pride (incorporated by reference to Annex E to
          the Joint Proxy Statement/Prospectus included in the
          Registration Statement).
  *4.4    Rights Agreement dated as of September 13, 2001 between
          Pride and American Stock Transfer & Trust Company, as Rights
          Agent (incorporated by reference to Exhibit 4.2 to the Form
          8-K).
  *4.5    Certificate of Designations of Series A Junior Participating
          Preferred Stock of Pride. (incorporated by reference to
          Exhibit 4.3 to the Form 8-K).
  *4.6    Indenture, dated as of May 1, 1997, between Pride and
          JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as trustee (the "Senior Trustee") (incorporated by reference to
          Exhibit 4.1 to Pride's Quarterly Report on Form 10-Q for the
          quarter ended March 31, 1997, File Nos. 0-16961 and 1-13289
          (the "Form 10-Q")).
  *4.7    Fourth Supplemental Indenture, dated as of September 10,
          2001, between Pride and the Senior Trustee (incorporated by reference to Exhibit 4.4 to the Form 8-K).
  *4.8    Indenture, dated as of April 1, 1998, between Pride and HSBC
          Bank USA (formerly named Marine Midland Bank), as trustee
          (the "Subordinated Trustee") (incorporated by reference to
          Exhibit 4.1 to the Form 10-Q).
  *4.9    Second Supplemental Indenture, dated as of September 10,
          2001, between Pride and the Subordinated Trustee
          (incorporated by reference to Exhibit 4.5 to the Form 8-K).
 **5.1    Opinion of Baker Botts L.L.P. as to the legality of the
          securities.
  12.1    Statement of computation of ratio of earnings to fixed
          charges.
  23.1    Consent of PricewaterhouseCoopers LLP.
  23.2    Consent of KPMG LLP.
**23.3    Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
**24.1    Powers of Attorney.
**25.1    Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of the Senior Trustee on Form T-1.
**25.2    Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of the Subordinated Trustee on Form
          T-1.


---------------

 + Pride will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement or sales agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, or (iii) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.

 * Incorporated by reference as indicated.

** Previously filed.